Exhibit 10.14
Execution Version
THIRD AMENDMENT TO
AMENDED AND RESTATED AGREEMENT OF LEASE
This THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LEASE (this “Third Amendment”) is dated as of this ___ day of October, 2020 (the “Translux Building Commencement Date”), by and among THE CITY OF NEW YORK (AS SUCCESSOR IN INTEREST TO THE SOUTH STREET SEAPORT CORPORATION), a municipal corporation of the State of New York, having an address at City Hall, New York, New York 10007, as landlord (the “Landlord”), and SOUTH STREET SEAPORT LIMITED PARTNERSHIP (AS SUCCESSOR IN INTEREST TO SEAPORT MARKETPLACE, INC.), having an address at c/o The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, as tenant (the “Tenant”).
RECITALS
1.    Landlord and Tenant are parties to an Amended and Restated Agreement of Lease dated as of June 27, 2013 (the “Original Lease”) with respect to the South Street Seaport Project as more particularly described therein, as amended by that certain First Amendment to Amended and Restated Agreement of Lease dated January 11, 2017 (the “First Amendment”), and by that certain Second Amendment to Amended and Restated Agreement of Lease dated October 3, 2017 (the “Second Amendment”, and the Original Lease as amended by the First Amendment and Second Amendment, the “Marketplace Lease”).
2.    Pursuant to Section 23.9 of the Marketplace Lease, Tenant has the option to lease certain Option Premises, including the first and second floors of 133 Beekman Street from Landlord, and Landlord and Tenant desire to modify the Marketplace Lease to add the first floor and a portion of the second floor of 133 Beekman Street, as more particularly described on Exhibit 1 annexed hereto (“Third Amendment Premises”) to the Premises demised under the Marketplace Lease and to make certain other changes in relation to such addition.
3.    Landlord and Tenant also desire to modify certain provisions of the Marketplace Lease with respect to the Former Streets (as defined in the Marketplace Lease).
NOW, THEREFORE, in consideration of the foregoing and the covenants of the Parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Section 1.    Definitions.
(a)    Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given to such terms in the Marketplace Lease.
(b)    Article 1 of the Marketplace Lease is hereby modified as follows:
(i)    The definition of “Restrictive Declaration” is deleted in its entirety, and replaced with the following: ‘“Restrictive Declaration’ means that certain Restrictive Declaration dated as of June 27, 2013 and entered into by and between the City of New York and SSSLP, as amended and restated by that certain First Amended and Restated Declaration dated as of January 11, 2017, and as further amended from time to time.”
(ii)    The following definitions shall be added to Article 1:
“Former Streets Liquidated Damages” has the meaning provided in Section 23.4 hereof.
“Former Streets Notice” has the meaning provided in Section 23.4(a) hereof.
“Stall Market Operator” means Fulton Market Association, Inc. currently doing business as the Fulton Stall Market, or any other public market operator as mutually agreed to by Landlord and Tenant, together with its successors and/or assigns.
“Stall Market Operator Agreement” has the meaning provided in Section 10.9 hereof.
“Stall Market Premises” means that certain portion of Parcel II of lite Premises identified on Exhibit 2 attached to this Third Amendment.
“Translux Rent” means annual rent in the amount of Two Hundred and Seventy Thousand and 00/100 Dollars ($270,000,00).
Section 2.    Amendments. The Marketplace Lease is hereby modified as follows:
(a)    The diagrams in Exhibit A-4 to the Marketplace Lease are hereby deleted and replaced with the diagrams in Exhibit 3 annexed hereto.
(b)    The legal description of Parcel II of the Premises set forth in Exhibit A to the Marketplace Lease is hereby deleted in its entirety and substituted therefor is the legal description of Parcel II of the Premises set forth in Exhibit 4 annexed hereto.
(c)    Section 3.2(a)(i) of the Marketplace Lease is hereby deleted in its entirety and replaced with the following:
Base Rent Payments.
(i)    Tenant shall pay Landlord annual base rent throughout the Term as follows: (A) commencing on July 1, 2013 (the “Amendment Commencement Date”) One Million Two Hundred Thousand Dollars ($1,200,000); plus (B) commencing on January 11, 2017 (the “Tin Building Commencement Date”) $0.00 for the Tin Building Area (the “Tin Building Rent”); plus (C) commencing on April 1, 2021, the Translux Rent.
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Notwithstanding anything to the contrary set forth herein, from April 1, 2021 until the earlier to occur of (i) the termination of the Stall Market Operator Agreement (as defined in Section 10.9), (ii) the effective date under any sublease, license, permit or any other agreement that Tenant enters into allowing for the use of the Stall Market Premises or any portion thereof, by any Person other than the Stall Market Operator as provided in Section 10.9, (iii) provided that Tenant has not theretofore entered into a Stall Market Operator Agreement, the date that Landlord provides written notice to Tenant that (A) the Stall Market Premises or any portion (thereof, may be repurposed for other uses consistent with the Marketplace Lease and (B) Tenant shall not be obligated to continue to use commercially reasonable efforts to enter into a Stall Market Operator Agreement pursuant to Section 10.9 (provided that Landlord shall not be permitted to send such notice until the date which is thirty-six (36) months from the date hereof unless Tenant waives such restriction in writing) and (iv) ten (10) years from the Translux Building Commencement. Date, the Translux Rent shall be reduced by $127,295 per annum (the "Reduction Amount"), which such Reduction Amount is the product of (x) $36.37 per rentable square foot and (y) the aggregate rentable square footage of the Stall Market Premises, which Landlord and Tenant tentatively agree is approximately 3,500 rentable square feet, such that the resulting Translux Rent shall be $142,705 per annum. Notwithstanding the foregoing sentence, the Translux Rent shall be adjusted upon confirmation of the Stall Market Premises rentable square footage by Tenant and Landlord. In addition to the foregoing, if Tenant has not entered into a Stall Market Operator Agreement and the Stall Market Premises are vacant for thirty-six (36) months or longer then, provided that Tenant notifies Landlord, (1) Tenant shall not be obligated to continue to use commercially reasonable efforts to enter into a Stall Market Operator Agreement pursuant to Section 10.9, (2) Tenant may enter into Subleases in accordance with Section 10.2, and (3) Tenant shall pay to Landlord the Translux Rent without the reduction contemplated in the preceding sentence.
The amounts referred to in clauses (A), (B) and (C) of this subparagraph (i) shall increase on each anniversary of the Amendment Commencement Date by three percent (3%), compounded annually (subject to adjustment as provided in subparagraph (ii) and subsection (b) of the Marketplace Lease, “Base Rent”) and shall be payable in equal monthly installments in advance on the first day of the month for which such monthly installment of Base Rent is due; provided, however, that the Translux Rent shall not increase pursuant to the terms of this paragraph until the anniversary of the Amendment Commencement Date occurring in 2021.
(d)    Reserved.
(c)    Section 10.2(b)(vi) of the Marketplace Lease is hereby deleted in its entirety and replaced with the following:
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(vi)    Enter into Subleases for the Premises (except for the Stall Market Premises) in accordance with this Section 10.2;
(f)    Section 10.2(i) of the Marketplace Lease is hereby deleted in its entirety and replaced with the following:
Subleases.      Except as provided in Section 10.9 below, nothing herein set forth shall require Tenant to obtain Landlord’s consent to a Sublease which is not a Major Sublease so long as (A) the Sublessee is not an Unqualified Person, (B) the Sublease conforms to the requirements of Section 10.5(a) hereof, and (C) is consistent with Article 23 hereof.
(g)    The following Section 10.9 is hereby added to Article 10 of the Marketplace Lease:
Section 10.9    Stall Market Premises. Tenant shall use reasonable efforts to enter into an agreement (“Stall Market Operator Agreement”) with Stall Market Operator that allows for the use of the Stall Market Premises by such operator for a period of no less than ten (10) years from the Translux Building Commencement Date. The Stall Market Operator Agreement shall be subject to the reasonable approval of Landlord. The Stall Market Operator Agreement shall permit the use of the Stall Market Premises in a manner consistent with the uses outlined in Exhibit 5 annexed hereto. If either (x) the Stall Market Operator elects to terminate the Stall Market Operator Agreement or (y) the Stall Market Operator defaults under the Stall Market Operator Agreement beyond any applicable notice and/or cure periods (such termination or default being referred to as a “Stall Market Default”), then Tenant may elect to terminate the Stall Market Operator, Agreement, provided, however, that in the case of a termination due to default by the Stall Market Operator, Tenant shall send a copy of any default notice or notice to cure to Landlord at the same time that Tenant serves such notice on Stall Market Operator, and (a) to the extent such default is monetary in nature, Landlord shall have an additional thirty (30) days from the expiration of Stall Market Operator’s cure period, to cure such monetary default, and (b) to the extent such default is non-monetary in nature, Landlord shall have sixty (60) days from the expiration of Stall Market Operator’s cure period, to cure such non-monetary default. In the event that the Stall Market Operator Agreement is terminated in accordance with this paragraph, Tenant may repurpose the Stall Market Premises for uses consistent with the Marketplace Lease. For so long as the Stall Market Operator Agreement is in effect and has not been terminated, Tenant shall not enter into a sublease, license, permit or any other agreement allowing for the use of the Stall Market Premises or any portion thereof, by any Person, other than Stall Market Operator, without the prior written consent of Landlord in Landlord’s sole and absolute discretion in each instance; provided, however, that the foregoing shall not restrict Tenant from entering into a sublease, license, permit or other agreement allowing for the use of the Stall Market Premises or any portion thereof prior to the termination or
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expiration of the Stall Market Operator Agreement so long as such sublease, license, permit or other agreement does not commence until a date which is after the termination or expiration of the Stall Market Operator Agreement.
(h)    Section 2(b) of the Second Amendment is hereby amended by adding the following phrase to the end thereof:
“Notwithstanding anything to the contrary set forth above, provided that all applicable Requirements are satisfied, the third floor areas in the Market Block identified on Exhibit 6 annexed hereto, and up to 2,000 square feet of Gross Leasable Area on the ground floor of the Market Block in order to provide access to the third floor, may be used by Tenant or any Subtenant as general executive and administrative office space and the area used for such purposes in accordance with this paragraph shall not be counted as part of the Limited Office Use Area."
(i)    Section 23.4 of the Marketplace Lease is hereby replaced with the following:
Section 23.4    Liquidated Damages for Failing to Maintain a Right of Way. Tenant hereby acknowledges the vital importance to maintain the accessibility of the Former Streets to emergency vehicles in accordance with Sections 23.5(b) and (d) of the Marketplace Lease. Tenant acknowledges that Tenant’s failure to comply (or to cause its Subtenant(s), contractors and licensees to comply) with the requirements regarding accessibility to emergency vehicles of the Former Streets in Sections 23.5(b) and (d) will cause loss and damage to Landlord and jeopardize the safety of the public, the precise extent of such losses and damages being difficult to ascertain and, therefore, Landlord and Tenant desire to provide fair and reasonable compensation to Landlord for such losses and damages, which compensation shall not be construed as a penalty. It is therefore agreed that, without limiting any of Tenant’s obligations under Sections 23.5(b) and (d) of this Marketplace Lease, if Tenant (or its Subtenants), contractors or licensees) fails to maintain a minimum of a fifteen (15)-foot right of way in the Former Streets in accordance with Sections 23.5(b) and (d) of this Marketplace Lease, there shall accrue to Landlord liquidated damages (“Former Streets Liquidated Damages”) as follows:
(a)    If at any time during the Term. Tenant fails to maintain at minimum a fifteen (15)-foot right of way in the Former Streets, or to cause its Subtenants), contractors or licensees to maintain at minimum a fifteen (15)-foot right of way in the Former Streets, Landlord shall notify Tenant in writing of such non-compliance (each such notice shall be referred to herein as a “Former Streets Notice”), and Tenant shall cure such non-compliance within the time periods provided under the Marketplace Lease. Upon receiving a Former Streets Notice from Landlord with respect to a second failure to maintain such right of way, Tenant shall pay Landlord
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$5,000. Upon receiving a Former Streets Notice with respect to a third failure to maintain such right of way, Tenant shall pay Landlord $7,500. Upon receiving a Former Streets Notice with respect to a fourth failure to maintain such right of way, Tenant shall pay Landlord $10,000. Upon receiving a Former Streets Notice with respect to a fifth failure to maintain such right of way, Tenant shall pay Landlord $15,000. Upon receiving a Former Streets Notice with respect to a sixth failure to maintain such right of way, Tenant shall pay Landlord $20,000, Upon receiving a Former Streets Notice with respect to a seventh failure to maintain such right of way, Tenant shall pay Landlord $30,000. Subject to subsection (ii) below, Tenant shall pay Landlord $40,000 upon receiving any subsequent Former Streets Notice. The amounts described above, shall be payable within thirty (30) days of receipt of a Former Streets Notice and such amounts shall be assessed, if at all, by Landlord on a "per violation" basis and not a "per diem" basis for each violation.
(b)    If Landlord docs not issue a Former Streets Notice for a period of nine calendar months after the date of any Former Streets Notice, then any Former Streets Notice sent by Landlord after such nine calendar month period shall be deemed to be the first Former Streets Notice, provided that Tenant has paid all Former Streets Liquidated Damages previously incurred.
(c)    Commencing January 1, 2027, Former Streets Liquidated Damages amounts shall be increased annually to an amount equal to the product obtained by multiplying the amount of Former Streets Liquidated Damages in the immediately preceding Lease Year by the sum of one and the CPI Increase. All Former Streets Liquidated Damages payable shall constitute Rental hereunder.
(d)    Nothing contained herein shall constitute a waiver of any other rights or remedies available to Landlord under the Marketplace Lease.
(j)    Section 23.9(b) of the Marketplace Lease is hereby deleted in its entirely and replaced with the following:
(b)    The term “Option Premises” shall mean the following portions of Landlord’s Premises, as each is depicted on Exhibit A-4; (w) the first floor at Nos, 12 and 14 Fulton Street in Schermerhorn Row (except that then existing public circulation areas within No. 12 Fulton Street shall remain as public circulation areas), (x) certain space located on the second floor of 133 Beekman Street, (y) the first floors at 207, 209, 211 Water Street, and (z) the first and second floors of 213-215 Water Street, other than a portion of each of those floors at 213-215 Water Street to be retained by Landlord (the “Retained Areas”) for access to the other floors in such buildings, which such Retained Areas shall (i) be large enough to allow for elevators and stairs (such elevator and stairs to be separately demised and to be compliant with all applicable laws, rules, regulations and codes), as determined by Landlord in its reasonable discretion; and (ii) will be available for use by all tenants and occupants of the buildings, and their employees, guests and invitees.
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Section 3.    Miscellaneous.
(a)    Neither this Third Amendment nor any provision hereof may be changed or canceled except by agreement in writing signed by the party (acting by a duly authorized partner or officer thereof if the party is a partnership or corporation) against whom any purported change is sought to be enforced.
(b)    This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(c)    Each of the signatories below represents that it has authority to sign on behalf of the party for which it signed and has the power to bind such party.
(d)    Except as expressly stated in this Third Amendment all terms and conditions of the Marketplace Lease shall remain in full force and effect, and upon execution of this Third Amendment, any references to the Marketplace Lease shall include this Third Amendment. In the event of a conflict between the terms of this Third Amendment and the Marketplace Lease, the provisions of this Third Amendment shall be controlling.
(c)    This Third Amendment may be signed in counterparts, all of which counterparts, when taken together, shall be deemed a fully-executed instrument.
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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

THE CITY OF NEW YORK

	By:	/s/ Andrew Schwartz
Name: Andrew Schwartz
Title: Deputy Commissioner, Legal

Approved as to form:

/s/ Betty C. Woo
Acting Corporation Counsel

SOUTH STREET SEAPORT LIMITED PARTNERSHIP
	By:	SEAPORT MARKETPLACE, LLC, general partner of South Street Seaport Limited Partnership

	By:	/s/ Saul A. Scherl
Name: Saul A. Scherl
Title: Vice President

City Clerk:

/s/ Authorized Signatory
Third Lease Amendment

STATE OF NEW YORK	)
: SS.:
COUNTY OF NEW YORK	)
On December 4, 2020, before me, the undersigned, personally appeared Andrew Schwartz personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
/s/ Carlos A. Guerra
Notary Public

STATE OF NEW YORK	)
: SS.:
COUNTY OF NEW YORK	)
On September 30, 2020, before me, the undersigned, personally appeared Saul Scherl personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
/s/ Lisette Gonzalez
Notary Public